Exhibit 99.1

DEXCOM ANNOUNCES PROPOSED OFFERING OF $1.0 BILLION OF CONVERTIBLE SENIOR NOTES

SAN DIEGO, CA.—(BUSINESS WIRE—May 2, 2023)—DexCom, Inc. (Nasdaq: DXCM) (“Dexcom”) announced today that it intends to offer, subject to market conditions and other factors, $1.0 billion aggregate principal amount of Convertible Senior Notes due 2028 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Dexcom also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period from, and including, the date on which the notes are first issued, up to an additional $150.0 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Dexcom, and interest will be payable semi-annually in arrears. The notes will mature on May 15, 2028, unless earlier converted, repurchased or redeemed in accordance with the terms of the notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding February 15, 2028, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at the option of holders at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, regardless of whether such conditions have been met. Upon conversion, the notes may be settled in shares of Dexcom’s common stock, cash or a combination of cash and shares of Dexcom’s common stock, at the election of Dexcom. Prior to May 20, 2026, the notes will not be redeemable. On or after May 20, 2026, and prior to February 15, 2028, Dexcom may redeem for cash all or part of the notes, at its option, subject to a partial redemption limitation, if the last reported sale price of Dexcom’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Dexcom provides notice of redemption.

Holders of the notes will have the right to require Dexcom to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Dexcom will also be required to increase, in certain circumstances, the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or convert their notes called (or deemed called) for redemption following delivery by Dexcom of a notice of redemption.

The interest rate, initial conversion rate, offering price and other terms are to be determined upon pricing of the notes.

Dexcom intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions, as described below. If the initial purchasers exercise their option to purchase additional notes, Dexcom intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, Dexcom expects to use up to $250.0 million of the net proceeds from the offering to repurchase shares of Dexcom’s common stock concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate. Dexcom expects to repurchase such shares at a purchase price per share equal to the closing price per share of Dexcom’s common stock on the date of the pricing of the offering. These repurchases could increase (or reduce the size of any decrease in) the market price of Dexcom’s common stock prior to or concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes. Dexcom intends to use the remainder of the net proceeds from the offering for capital expenditures, working capital and general corporate purposes, which may include in-licensing or acquisitions of, or investments in, other businesses, products or technologies, or additional share repurchases. However, Dexcom has no commitments or specific plans with respect to any such acquisitions, material investments or additional repurchases at this time.

In connection with the pricing of the notes, Dexcom expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes, their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Dexcom’s common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to Dexcom’s common stock upon conversion of the notes and/or offset any cash payments that Dexcom could be required to make in excess of the principal amount of any converted notes, as the case may be, with such reduction and/or offset subject to a cap to be equal to the cap price specified in the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised Dexcom that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Dexcom’s common stock and/or purchase Dexcom’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Dexcom’s common stock or the notes concurrently with, or shortly after, the pricing of the notes.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Dexcom’s common stock and/or purchasing or selling Dexcom’s common stock or other securities of Dexcom in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase of notes by Dexcom in connection with any optional redemption, fundamental change repurchase or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of Dexcom’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Dexcom’s common stock and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Dexcom’s common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of Dexcom’s common stock issuable upon conversion of the notes have not been and are not expected to be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Dexcom’s proposed offering of the notes, entry into the capped call transactions and expected use of net proceeds of the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Factors that may contribute to such differences include, but are not limited to, risks related to whether Dexcom will consummate the offering of the notes on the expected terms, or at all, the anticipated principal amount of the notes, which could differ based upon market conditions, whether the share repurchases will take place or be consummated, whether Dexcom will enter into the capped call transactions on the expected terms, or at all, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, and whether Dexcom will be able to satisfy the conditions required to close any sale of the notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Dexcom’s business and financial results, please review the “Risk Factors” described in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2023 and Dexcom’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on April 27, 2023 and in Dexcom’s other filings with the SEC. Except as may be required by law, Dexcom does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

FOR MORE INFORMATION:

Investor Contact

Sean Christensen

858-203-6657

sean.christensen@dexcom.com

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